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                                                                  EXHIBIT 99.1.1

                                FIRST AMENDMENT
                                       TO
                            JOINT VENTURE AGREEMENT
                     BETWEEN WELL SERVICES (MARINE) LIMITED
                          AND VIKING TRINIDAD LIMITED
                                 (AS PARTNERS)
                                      AND
                         WELL SERVICES (MARINE) LIMITED
                                 (AS OPERATOR)
                                 APRIL 1, 1996



         This First Amendment to Joint Venture Agreement is made and entered into by and between Well Services (Marine) Limited, a corporation organized under the laws of the Republic of Trinidad and Tobago ("Well Services"), and Viking Trinidad Limited, a corporation organized under the laws of the Republic of Trinidad and Tobago ("Viking Trinidad") as an amendment to that certain Joint Venture Agreement between Well Services and Viking Trinidad as Partners, and Well Services as Operator (the "Joint Venture Agreement"). (Well Services and Viking Trinidad are sometimes hereinafter referred to collectively as the "Parties.")


                 WHEREAS, the Parties have entered into the Joint Venture Agreement for the purposes of owning and operating an offshore jackup drilling rig;

                 WHEREAS, the Joint Venture Agreement provides, among other things, in Section 1.7 that notwithstanding any other provision of
         Section 1.7, if the Commencement Date has not occurred on or before April 1, 1996, the Joint Venture Agreement shall terminate and the Parties hereto shall have no further obligations to each other (the "Drop Dead Provision").

                 WHEREAS, the Parties wish to amend the Agreement to delete the Drop Dead Provision in its entirety and ratify all actions taken by or on behalf of the Joint Venture from its original formation to the date of this Amendment.


         NOW, THEREFORE, the Parties hereto agree as follows:

                 1. Amendment to Section 1.7. Section 1.7 of the Joint Venture Agreement is hereby amended effective April 1, 1996, to delete the following sentence in its entirety:

                 "Notwithstanding the foregoing, if Commencement Date has not occurred on or before April 1, 1996, this Agreement shall terminate and the Parties hereto shall have no further obligations to each other."
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                 2.       Ratification of Prior Actions.  Notwithstanding the
         foregoing provision of Section 1.7 prior to its amendment, the Parties hereby ratify, approve and confirm all actions taken by or on behalf of the Joint Venture from the date of its formation through the date hereof.

                 3. Effective Date of Amendment. This First Amendment shall be effective as of April 1, 1996, notwithstanding the fact that it has been adopted by the Parties on the date hereof.

                 4. Counterpart Execution. This First Amendment may be executed in a number of counterparts, each of which shall have the force and effect of an original although constituting one instrument for all purposes.


         IN WITNESS WHEREOF, the Parties have executed this First Amendment to Joint Venture Agreement on this 1st day of May, 1996, effective as of April
1, 1996.


                                        WELL SERVICES (MARINE) LIMITED


                                        BY: /s/  CHARLES BRASH
                                           ------------------------------------
                                           NAME:         Charles Brash
                                           TITLE:        Chairman


                                        VIKING TRINIDAD LIMITED


                                        BY:  WILLIAM CHILES
                                           ------------------------------------
                                           NAME:         William Chiles
                                           TITLE:        Director




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